As filed with the Securities and Exchange Commission
                         on March 8, 1996
                    Registration Statement No. 33-


                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC  20549

                             FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                      DAKA INTERNATIONAL, INC.
      (Exact name of Registrant as Specified in Its Charter)
Delaware                                                        04-3024178
(State of incorporation)                                  (I.R.S. Employer
                                                        Identification No.)
                        One Corporate Place
                         55 Ferncroft Road
                      Danvers, MA  01923-4001
                          (508) 774-9115
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

       DAKA INTERNATIONAL, INC. INCENTIVE STOCK OPTION PLAN FOR
        EMPLOYEES AND STOCK OPTION PLAN FOR OUTSIDE DIRECTORS (formerly plans of Champps Entertainment, Inc. and assumed, pursuant to a merger, with respect to options issued by
          Champps Entertainment, Inc. before such merger)
                      (Full Title of the Plan)


                        William H. Baumhauer
              Chairman and Chief Executive Officer
                      DAKA International, Inc.
                        One Corporate Place
                         55 Ferncroft Road
                Danvers, Massachusetts 01923-4001
                          (508) 774-9115
        (Name, address, including zip code, and telephone number, including area code of agent for service)


                            With copies to:
                       Charles W. Redepenning, Jr.
                        DAKA International, Inc.
                          One Corporate Place
                           55 Ferncroft Road
                  Danvers, Massachusetts  01923-4001
                           (508) 774-9115


                      CALCULATION OF REGISTRATION FEE
=============================================================================

                                    Proposed Maximum  Proposed Maximum
Title of Securities  Amount to be    Offering Price      Aggregate        Amount of
 Being Registered    Registered(1)     Per Share       Offering Price  Registration Fee
Common Stock,
par value $.01
per share 	          86,215  	        $24.19 (2)       $2,085,540.85   	$719.15

(1) Plus such additional number of shares as may be required in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices of DAKA's common stock, $.01 par value per share, as quoted on the Nasdaq National Market on March 6, 1996.

                               Part II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.		Incorporation of Certain Documents by Reference.

DAKA International, Inc. (the "Registrant" or "DAKA") hereby incorporates by reference the documents listed in (a) through
(c) below, which have previously been filed with the Securities and Exchange Commission:

  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 1, 1995, as amended by Form 10-K/A.

  (b)(1) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 30, 1995.

     (3) The Registrant's Current Report on Form 8-K dated
         March 6, 1996.

     (4) The Registrant's Prospectus dated January 19, 1996, and filed under Rule 424 (b), which was part of a Registration Statement on Form S-4 (No. 33-65425).

  (c)  	The description of the Registrant's common stock contained
        in Registration Statement on Form 8-A dated October 11, 1988, including any amendment or report filed for the purpose of amending such description.

In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.		Description of Securities.

        Not Applicable.

Item 5.		Interests of Named Experts and Counsel.

        Not Applicable.

Item 6.		Indemnification of Directors and Officers.

The Registrant is a Delaware corporation.  Reference is made to
Section 145(a) and Section 145(b) of the Delaware General Corporation Law, which enables a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorney's fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by vote of directors who were not party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

The Certificate of Incorporation and By-laws of the Registrant provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by law, as now in effect or later amended. The By-laws also provide that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of final deposition upon receipt of any undertaking by or on behalf of such person to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Registrant. The By-laws further provide that such indemnification provisions are not exclusive.

Additionally, the Registrant's Certificate eliminates the personal liability of the Registrant's directors to the Registrant or the stockholders of the Registrant to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

Item 7.		Exemption from Registration Claimed.

        Not Applicable.

Item 8.		Exhibits.

    (a)	The following is a complete list of exhibits filed or
        incorporated by reference as part of this Registration
        Statement.

    Exhibit No.

    4.1	Certificate of Incorporation*
    4.3	By-laws*
    5.1	Opinion of Goodwin, Procter & Hoar, as to the legality of
        the securities being registered.
   10.1	Incentive Stock Option Plan for Employees and Stock Option
        Plan for Outside Directors (formerly plans of Champps Entertainment, Inc. ("Champps") and assumed, pursuant to a merger effective February 21, 1996) (incorporated by reference to Exhibits 10.9 and 10.10 of Champps' Registration Statement on Form SB-2 (No. 33-75596C).
   23.1	Consent of Independent Public Accountants, Arthur Andersen LLP.
   23.2	Independent Auditors' Consent, Deloitte & Touche LLP.
   23.3	Consent of Counsel, Goodwin, Procter & Hoar (included in
        Exhibit 5.1 hereto).
   24.1	Power of Attorney.

Item 9.		Undertakings.

    (a)	The undersigned Registrant hereby undertakes:

	(1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

              		(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             		(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                      Statement; and

            		(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

___________________________________

* Incorporated by reference from the Registrant's Registration
  Statement on Form S-4 (No. 33-24819), as amended.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

	(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

	(3) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)	The undersigned Registrant hereby undertakes that, for
        purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)	Insofar as indemnification for liabilities arising under
        the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Danvers, the Commonwealth of Massachusetts, on this 21st day of February, 1996.

				                                     	DAKA INTERNATIONAL, INC.


                                   					By:	   *
                                           ---------------------------
                                   					   William H. Baumhauer
                                           Chairman and Chief
                                           Executive Officer



Signature 	                   Capacity 	                 Date

    * 	                  Chairman, Chief Executive       February 21, 1996
--------------------     Officer and Director
William H. Baumhauer   	 (Principal Executive Officer)


    * 	                  President and Chief             February 21, 1996
--------------------     Operating Officer
Allen R. Maxwell


    * 	                  Vice President, Finance         February 21, 1996
--------------------     (Principal Financial and
Louie Psallidas          	Accounting Officer)


    * 	                  Director 	                      February 21, 1996
--------------------
Erline Belton


    * 	                  Director 	                      February 21, 1996
--------------------
E. L. Cox


    * 	                  Director 	                      February 21, 1996
--------------------
Dean P. Vlahos


*By: /s/Charles W. Redepenning, Jr.
     ------------------------------
    	Charles W. Redepenning, Jr.
	    Senior Vice President and
    	General Counsel, as attorney-in-fact

                             EXHIBIT INDEX

Exhibit No.  Description			                                           Page

   4.1 	     Certificate of Incorporation* 	                            -
   4.3 	     By-laws* 	                                                 -
   5.1 	     Opinion of Goodwin, Procter & Hoar, as to the
             legality of the securities being registered.               8
  10.1       Incentive Stock Option Plan for Employees and
             Stock Option Plan for Outside Directors (formerly
             plans of Champps Entertainment, Inc. ("Champps")
             and assumed, pursuant to a merger effective
             February 21, 1996) (incorporated by reference
             to Exhibits 10.9 and 10.10 of Champps' Registration
             Statement on Form SB-2 (No. 33-75596C).           	        -
  23.1       Consent of Independent Public Accountants,
             Arthur Andersen LLP. 	                                     9
  23.2       Independent Auditors' Consent, Deloitte &
             Touche LLP.	                                              10
  23.3       Consent of Counsel, Goodwin, Procter & Hoar
             (included in Exhibit 5.1 hereto). 	                        -
  24.1       Power of Attorney. 	                                      11



___________________________________

*  Incorporated by reference from the Registrant's Registration
   Statement on Form S-4 (No. 33-24819), as amended.